UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

Waxess Holdings, Inc.
 (Exact name of registrant as specified in Charter)

Delaware (State or other jurisdiction of incorporation)	333-146478 (Commission File Number)	20-8820679 (IRS Employer Identification No.)

1401 Dove Street, Suite 220, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-825-6570

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
Benjamin S. Reichel, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Explanatory Note

On February 9, 2011, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Form 8-K”), with respect to the Agreement of Merger and Plan of Reorganization, dated as of February 4, 2011, by and among us, Waxess USA, Inc., a privately held California corporation (“Waxess USA”), and Waxess Acquisition Corp., a newly formed wholly-owned Delaware subsidiary of ours (“Acquisition Sub”), whereby Acquisition Sub was merged with and into Waxess USA, and Waxess USA became a wholly-owned subsidiary of ours. Following the merger, we succeeded to the business of Waxess USA as our sole line of business.

On March 28, 2011, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and on March 30, 2011, we filed an amendment to such annual report, which relates primarily to our business and operations during such pre-merger period. We are filing this amendment to the Form 8-K in order to include (i) a Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to the financial condition and results of operations of Waxess USA as of, and for each of the years ended December 31, 2010 and 2009, as well as financial statements and related notes for such periods, and (ii) the information required by Item 4.01 relating to a change in the Company’s certifying accountant.

Item 2.01	Completion of Acquisition or Disposition of Assets

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations section contained in Item 2.01 of the Form 8-K is hereby amended and restated in its entirety as follows:

Overview

We are a technology firm, located in Newport Beach, CA, that was incorporated in 2008 and develops and markets phone terminals capable of converging traditional landline, cellular and data services based on its patent portfolio.  The business was started in 2004 by a group of ex-Uniden executives that observed the migration of landline subscribers to cellular would continue and create a need for home and small office cellular cordless phones. Waxess currently offers its DM1000 (cell@home) product through various channels, including several of the major US carriers, and is working to bring its higher performance, lower cost next generation DM1500 and MAT1000 products out to the market.

 Results of Operations

 Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Gross revenues for the year ended December 31, 2010 were $320,896, compared to $147,661 for the year ended December 31, 2009.  The increase of $173,235 or 117% was primarily due to the introduction of the CDMA version of the DM1000 during September 2010.

Gross profit as a percentage of sales during the year ended December 31, 2010 was negative 104%, compared to 21% for the year ended December 31, 2009.  The decrease was primarily due to  $151,745 in product returns from two customers for software reprogramming.  The reprogrammed product is currently being resold.  The Company also incurred higher than normal charges from air shipping product from China to meet customer shipping requirements.

Operating expenses for the year ended December 31, 2010 were $3,966,509, compared to $993,356 for the year ended December 31, 2009.  The increase of $2,973,153 or 299% was primarily due to an increase in research and development spending as the Company commenced development of its second generation product, the DM1500, increased labor costs associated with new hires, and costs attributable to the Merger and the associated fundraising activities including  travel, placement agent fees, legal and accounting.   The resulting net loss for the year ended December 31, 2010 was $4,850,375 compared to a net loss of $1,025,951 for the year ended December 31, 2009, an increase in loss of $3,824,424 or 373%.

               Liquidity and Capital Resources

As of December 31, 2010, cash was $201,299, an increase of $164,794 from December 31, 2009.  For the year ended December 31, 2010, cash from operations decreased $4,072,676.  The decrease was primarily due to operating losses and an increase in inventory levels.  During the year ended December 31, 2010, we sold convertible notes of varying denominations, which resulted in proceeds totaling $3,035,000.  During the year ended December 31, 2010 we sold 774,557 shares of common stock for $1,400,056.  These proceeds were used to fund the development and commercialization of our first and second generation products.  In July 2010, we retired a note payable to the founder for $120,000.

               Off-Balance Sheet Arrangements

Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

   Critical Accounting Policies and Estimates

Those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition are discussed below.

      Revenue Recognition.    We derive revenue from sale of wireless communication devices.   Revenue is generally recognized at the time of shipment; however, the timing of revenue recognition and the amount of revenue actually recognized depends upon a variety of factors, including the specific terms of each arrangement and the nature of our deliverables and obligations. Determination of the appropriate amount of revenue recognized involves judgments and estimates that we believe are reasonable, but actual results may differ from our estimates. We record reductions to revenue for customer incentive programs and other volume-related rebate programs.

      Valuation of Intangible Assets.    At December 31, 2010 and 2009, we had intangible assets, net of accumulated amortization, of $183,228 and $186,327, respectively.  The determination of the value of such intangible assets requires management to make estimates and assumptions that affect our financial statements.  Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value.  An estimate of fair value can be affected by many assumptions which require significant judgment.  Our estimate of the fair value of certain assets may differ materially from that determined by others who use different assumptions or utilize different business models.  New information may arise in the future that affects our fair value estimates and could result in adjustments to our estimates in the future, which could have an adverse impact on our results of operations.

We assess potential impairments to intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Our judgments regarding the existence of impairment indicators and future cash flows related to intangible assets are based on operational performance of our businesses, market conditions and other factors. Although there are inherent uncertainties in this assessment process, the estimates and assumptions we use, including estimates of future cash flows, volumes, market penetration and discount rates, are consistent with our internal planning. If these estimates or their related assumptions change in the future, we may be required to record an impairment charge on all or a portion of our intangible assets.

       Share-Based Compensation.   Share-based compensation expense recognized during the years ended December 31, 2010 and 2009 was $243,500 and 304,746, respectively.  Share-based compensation is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period. We generally estimate the value of stock option awards using a lattice binomial option-pricing model.  Accordingly, the fair value of an option award as determined using an option-pricing model is affected by our stock price on the date of grant as well as assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, our expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates and expected dividends. For purposes of estimating the fair value of stock options, we used the implied volatility of market-traded options in our stock for the expected volatility assumption input to the binomial model. The assumption inputs related to employee exercise behavior include estimates of the post-vest forfeiture rate and suboptimal exercise factors, which are based on historical experience. In addition, judgment is required in estimating the amount of share-based awards that are expected to be forfeited. We estimate the forfeiture rate based on historical experience. To the extent our actual forfeiture rate is different from our estimate, share-based compensation expense is adjusted accordingly.

      Income Taxes .   The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by a valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not.  The Company considers many factors when assessing the likelihood of future realization of our deferred tax assets, including recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.  At December 31, 2010, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized.  Accordingly, the Company has recorded a valuation allowance equivalent to 100% of its cumulative deferred tax assets.  Future changes in uncertain tax positions are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.  The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of December 31, 2010.

              Recently Issued Accounting Pronouncements

Accounting standards promulgated by the FASB change periodically. Changes in such standards may have an impact on the Company’s future financial statements. For the Company’s analysis and impact of these accounting standards please see Note 2 : Summary of Significant Accounting Policies in our December 31, 2010 and 2009 financial statements.

Item 4.01           Change in Registrant’s Certifying Accountant.

Effective February 4, 2011, the Board of Directors of the Company dismissed Jonathon P. Reuben, C.P.A., an Accountancy Corporation (“Reuben”) as its independent registered accounting firm and engaged Anton & Chia, LLP (“Anton”) to serve as its independent registered accounting firm. Anton is the independent registered accounting firm for Waxess USA, and its report on the financial statements of Waxess USA at December 31, 2010 and 2009 and for the two years in the period then ended is included in this current report on Form 8-K/A. Prior to engaging Anton, the Company did not consult with Anton regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested Reuben to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company will file such letter by amendment to this 8-K/A.

The Company’s financial statements at December 31, 2010 and 2009 and for the years then ended were audited by Reuben. The audit report of Reuben included a going-concern qualification.  There were no disagreements with Reuben during the years ended December 31, 2010 and 2009 or during the period subsequent to December 31, 2010 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Item 9.01	Financial Statements and Exhibits

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(a)            Financial Statements of Businesses Acquired .  In accordance with Item 9.01(a), Waxess USA’s audited financial statements for the fiscal years ended December 31, 2010 and 2009, are filed in this Current Report on Form 8-K/A as Exhibit 99.4.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description
99.4	Waxess USA, Inc. audited financial statements for the years ending December 31, 2010 and 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 26, 2011

WAXESS HOLDINGS, INC.

By:	/s/ Hideyuki Kanakubo
	Name:	Hideyuki Kanakubo
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.4	Waxess USA, Inc. audited financial statements for the years ending December 31, 2010 and 2009